EXHIBIT 99.1

Allscripts Announces Share Repurchase Program

CHICAGO, Nov. 30, 2015 (GLOBE NEWSWIRE) -- Allscripts Healthcare Solutions announced today that its Board of Directors approved a share repurchase program under which Allscripts may purchase up to $150 million of its common stock through December 31, 2018.

Repurchases will be made from cash on hand as well as a portion of the free cash flow expected to be generated from the business over the next three years. The share repurchase program is intended, in part, to offset the dilution created by previous management equity grants.

Allscripts plans to repurchase shares from time to time in the open market or in privately negotiated transactions, subject to market conditions. There is no guarantee as to the exact number of shares or value that will be repurchased under the stock repurchase program, and Allscripts may discontinue purchases at any time. Whether Allscripts makes any repurchases will depend on many factors, including but not limited to its business and financial performance, the business and market conditions at the time, including the price of Allscripts shares, and other factors that management considers relevant.

Based on the November 30, 2015, closing price, approximately 9.8 million shares, or 5.2 percent of the company's outstanding shares as of October 30, 2015, could be repurchased.

"Allscripts' strengthening financial position and growing free cash flow creates a need for us to make prudent capital allocation decisions," said Richard J. Poulton, Allscripts President and Chief Financial Officer. "While we will continue to invest heavily in our industry-leading solutions as well as other forms of profitable growth, we have a strong commitment to maximizing returns on capital, and a share repurchase program alongside these investments helps us maximize shareholder value and demonstrate our confidence in Allscripts' future to clients, investors and associates."

About Allscripts

Allscripts (NASDAQ:MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2015 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. See our Annual Report on Form 10-K for 2014 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

CONTACT: For more information contact:

         Investors:
         Seth Frank
         312-506-1213
         seth.frank@allscripts.com

         Media:
         Concetta DiFranco
         312-447-2466
         concetta.difranco@allscripts.com